UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  October 8, 2010

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 8, 2010, USEC Inc. (“USEC” or the “Company”) and its wholly owned subsidiary United States Enrichment Corporation entered into a Third Amended and Restated Credit Agreement with the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the revolving joint book managers, revolving joint lead arrangers and other agents parties thereto (the “Amended Credit Agreement”).  The Amended Credit Agreement amends and restates the Second Amended and Restated Revolving Credit Agreement dated as of February 26, 2010 by and among USEC, United States Enrichment Corporation, the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the joint book managers, joint lead arrangers and other agents parties thereto, as amended (the “Existing Credit Agreement”).

The Amended Credit Agreement adds an $85 million term loan facility (the “Term Loan”) to the Company’s existing revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan, the “Credit Facility”).  The total Credit Facility is now $310 million. As part of the Amended Credit Agreement, $25 million of existing lender commitments was moved from the existing Revolving Credit Facility to the Term Loan, resulting in aggregate lender commitments under the Revolving Credit Facility of $225 million (previously $250 million).  The Amended Credit Agreement increases the letter of credit sublimit to $150 million.  The Revolving Credit Facility may be expanded through additional commitments up to an aggregate of $250 million in revolving credit commitments (previously up to $350 million under the Existing Credit Agreement).  The Amended Credit Agreement also provides that USEC may increase the amount of the Term Loan from $85 million up to $100 million, subject to USEC obtaining additional commitments.  As a result, the total Credit Facility could be expanded through additional commitments and term loans to up to $350 million.

The Term Loan is 100% funded.  The Term Loan was issued with an original issue discount of 2% and will bear interest, at the election of USEC, at either: (1) the JPMorgan Chase Bank prime rate or the federal funds rate plus 6.5%; or (2) an adjusted 1-month LIBO Rate plus 7.5%.  There is a floor on the adjusted 1-month LIBO Rate for the Term Loan of 2.0%.

The interest rate on outstanding borrowings under the Revolving Credit Facility is unchanged and, at USEC’s election, is either:

•
the sum of (1) the greatest of (a) the JPMorgan Chase Bank prime rate, (b) the federal funds rate plus ½ of 1%, or (c) an adjusted 1-month LIBO Rate plus 1% plus (2) a margin ranging from 2.25% to 2.75% based upon availability; or

•	the sum of the LIBO Rate plus a margin ranging from 4.0% to 4.5% based upon availability.

The Credit Facility matures on May 31, 2012.  The Term Loan is subject to mandatory prepayment consistent with the Existing Credit Agreement.  The Term Loan may be prepaid voluntarily subject to a prepayment fee of 2% of the amount if prepaid before October 8, 2011 and 1% of the amount if prepaid after October 8, 2011 but prior to January 1, 2012.

The Amended Credit Agreement also increases the ACP Spending Basket (defined below) to $165 million.  Under the terms of the Amended Credit Agreement, the Company is subject to restrictions on its ability to spend on the American Centrifuge project. Subject to certain limitations when availability (as defined in the Amended Credit Agreement) falls below certain thresholds, the Amended Credit Agreement permits the Company to spend up to $165 million for the American Centrifuge project over the term of the credit facility (the “ACP Spending Basket”). The Credit Facility does not restrict the investment of proceeds of grants and certain other financial accommodations (excluding proceeds from the issuance of debt or equity by the borrowers) that may be received from the U.S. Department of Energy (“DOE”) or other third parties that are specifically designated for investment in the American Centrifuge project.  Under this provision, the $45 million made available by DOE pursuant to a cooperative agreement entered into with USEC in March 2010 for continued American Centrifuge activities is not restricted by the Credit Facility or counted towards the ACP Spending Basket.  In addition to the ACP Spending Basket, the Credit Facility also permits the investment in the American Centrifuge project of net proceeds from additional equity capital raised by USEC (such as the announced three phase $200 million investment from Toshiba Corporation and Babcock & Wilcox Investment Company (“B&W”)), subject to certain provisions and certain limitations when availability falls below certain thresholds.  The $75 million investment from Toshiba Corporation and B&W made at the first closing of the transactions on September 2, 2010 was not restricted or counted toward the ACP Spending Basket.

Certain of the lenders (including JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC), as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement filed as Exhibit 10.1 to this report.

As security for the obligations of the Company and its subsidiaries under the Amended Credit Agreement, the Company and certain subsidiaries of the Company entered into a Third Amended and Restated Omnibus Pledge and Security Agreement (the “Amended and Restated Security Agreement”) dated as of October 8, 2010 with JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders named in the Amended and Restated Credit Agreement.  Similar to the security granted in connection with the Existing Credit Agreement, the administrative agent has been granted a first-priority lien on certain assets of the Company and its subsidiaries, primarily consisting of USEC-owned inventory and accounts receivable.  The foregoing summary of the Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Security Agreement filed in this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number                      Description

10.1
Third Amended and Restated Credit Agreement dated as of October 8, 2010, among USEC Inc., United States Enrichment Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, JPMorgan Securities, Inc., Wells Fargo Capital Finance, LLC, and UBS Securities LLC, as revolving joint book managers and revolving joint lead arrangers, J.P. Morgan Securities, Inc., as Term Facility Bookrunner, Wells Fargo Capital Finance, LLC, as syndication agent, and UBS Securities LLC, as documentation agent.

10.2
Third Amended and Restated Omnibus Pledge and Security Agreement dated as of October 8, 2010 by USEC Inc., United States Enrichment Corporation and NAC International Inc., in favor of JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

October 14, 2010	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

10.1
Third Amended and Restated Credit Agreement dated as of October 8, 2010, among USEC Inc., United States Enrichment Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, JPMorgan Securities, Inc., Wells Fargo Capital Finance, LLC, and UBS Securities LLC, as revolving joint book managers and revolving joint lead arrangers, J.P. Morgan Securities, Inc., as Term Facility Bookrunner, Wells Fargo Capital Finance, LLC, as syndication agent, and UBS Securities LLC, as documentation agent.

10.2
Third Amended and Restated Omnibus Pledge and Security Agreement dated as of October 8, 2010 by USEC Inc., United States Enrichment Corporation and NAC International Inc., in favor of JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders.